UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Allstate Corporation
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Broadcast E-mail	Page 1 of 1

From:	CEO Tom Wilson
Sent:	Tuesday, May 11, 2010 7:55 AM
Subject:	Submit voting instructions for your Allstate 401(k) shares by May 11
To:	All Employees

Dear Allstater:

As a reminder, our annual meeting of stockholders is next week, and there are seven proposals up for a vote. If you participate in the Allstate 401(k) Savings Plan, today is the deadline for submitting your voting instructions for the Allstate shares held in the plan. Allstate 401(k) participants must submit their voting instructions before midnight on May 11 in order for their voices to be heard as stakeholders in The Allstate Corporation.

Thomas J. Wilson Chairman, President and CEO The Allstate Corporation

What happens if you don’t submit your voting instructions? As described in the proxy statement, the Allstate 401(k) plan trustee, The Northern Trust, will vote for you – without the benefit of your deep knowledge of Allstate and the issues we face. In our conversations with The Northern Trust, we are concerned their approach may not reflect employees’ support of the company’s positions.

Your vote matters. 401(k) plan shares held by The Northern Trust, as trustee, represent 4.4 percent of Allstate’s outstanding shares. Employee votes are more important than ever before, since a rule change may result in fewer votes this year from individual investors who own through brokerage accounts. We also ask you to vote as soon as possible if you hold Allstate shares outside the plan, which can be done up to and during the annual meeting on May 18.

While some of the seven proposals are routine, others call for changes to Allstate’s corporate governance. Allstate’s board supports reforms that improve performance and accountability, but opposes changes that are designed to give special interests an outsized voice in the company’s governance. For more information on the proposals and the board’s voting recommendations, read our proxy statement at www.allstate.com/annualreport.

To vote online, have your control number available (which was previously e-mailed or mailed to you on or around April 6 and again on or around May 11 from THE ALLSTATE CORPORATION) and vote online at https://east.proxyvote.com/pv/web.do. Remember to confirm your vote by clicking the confirmation button at the bottom of the page. If you cannot find your control number, please contact Allstate shareholder services by sending an e-mail to invrel@allstate.com with “lost control number” in the subject line.

As an Allstate stakeholder, you are integral to the success of our organization. Thank you for voting on the important issues facing our company and for your support and hard work on improving customer loyalty, reinventing protection and retirement, and growing our businesses. We’re counting on you.